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Exhibit 10.34

[*]    Portions of this exhibit have been redacted.

DISTRIBUTOR AGREEMENT

        This agreement is entered into this 15th day of May, 2002 by and between Alcide Corporation, a Delaware corporation whose offices are located at 8561 154th Ave. N.E., Redmond, Washington, U.S.A. (hereinafter "Supplier") and Agri-Lloyd International LTD whose offices are located at Glendower Road, Leominster, Herefordshire, UK (hereinafter "Distributor"), and supersedes all previous agreements between the parties.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

  1.    Definitions

        As used herein, the term

          1.1  "Contract Term" shall mean that period stated on Schedule A attached hereto.

          1.2  "Products" shall mean Alcide® external udder care products, including UDDERgold® Germicidal Barrier Teat Dip, UDDERgold Platinum® Barrier Teat Dip and DIPPINgold® Pre and Post Milking Teat Dip.

          1.3  "Territory" shall be as defined on Schedule B.

  2.    Appointment of Distributor

          2.1  Subject to the terms and conditions of this Agreement, Supplier hereby appoints Distributor as exclusive distributor for the Products for the Territory. Distributor hereby accepts said appointment and agrees to actively promote and sell the Products. [*]

          2.2  In accepting this appointment, Distributor agrees that it and the other subsidiaries of Tangerine Holdings Limited shall not, directly or indirectly, sell or distribute in the Territory, or develop:

            (a)  Any other external udder disinfectant product during the Contract Term.

            (b)  Any product containing acidified chlorite, chlorous acid or chlorine dioxide as its active ingredients or degradents during the Contract Term and for a period of two (2) years thereafter. [*]

            (c)  Alcide products sourced through other Alcide distributors unless approved in writing by Alcide.

          2.3  Distributor may appoint agents, dealers or sales representatives to act on Distributor's behalf for sales of the Products in the Territory, provided that any compensation to such agents, dealers or representatives shall be solely Distributor's responsibility.

          2.4  Subject to the terms and conditions of this Agreement, Distributor is authorized to sell the Products purchased from Supplier in such manner, at such prices and upon such terms as Distributor shall determine. Distributor is an independent contractor, not an agent or representative of Supplier. Distributor shall not assume or create any obligation in the name of Supplier or make any representation, warranty or guarantee on behalf of or in the name of Supplier.

          2.5  Labeling of the Products shall be determined exclusively by Supplier. Distributor will have the right to review all Product labels prior to final approval by Supplier, and Distributor's name and trademark shall be displayed on all labels for product delivered in the Territories. Distributor shall reimburse Supplier for art work related to labels making specific reference to Distributor or Sub-distributors and, upon termination of this Agreement, Distributor shall purchase such labels from Supplier at the cost incurred by supplier. When Sub-distributor changes, Distributor shall purchase old labels from Supplier.

          2.6  In any of the Distributor's activities relating to the promotion and sale of the Products, Supplier's name and trademark shall always be prominently displayed in order to protect Supplier's rights and goodwill in the same. Whenever Supplier's name and trademark are used in advertising and promotional programs, Supplier retains the right to review and approve same.

          2.7  All registrations, trade names, trademarks and product names under which the Products are sold shall be the property of Supplier. In the event any registrations (e.g., Product registrations) are taken or issued in the name of Distributor, Distributor shall, upon request, but in no event no later than upon termination of this Agreement, transfer such registrations to Supplier or Supplier's designee and provide any documents and assistance reasonably required in connection therewith.

          2.8  This Agreement shall not be construed as establishing a franchise.

          2.9  Supplier and Distributor each represent and warrant to the other that it is authorized to enter into and perform this Agreement and that this Agreement does not and shall not conflict with any other agreements it may have.

  3.    Terms and Conditions of Sale

          3.1  All of Distributor's orders for the Products shall be subject to the terms and conditions set forth in this Section 3 and in the attached Schedule D which provides product pricing. No additional or different terms set forth in Distributor or Supplier's purchase order, acknowledgment or other forms of correspondence (other than an amendment to this Agreement pursuant to Section 8.1 hereof) shall govern any sales of the Products by Supplier to Distributor.

          3.2  Supplier shall be responsible for labeling, packing and shipping all Products ordered in a form agreed upon between Supplier and Distributor as being appropriate for the Territory and suitable for ready sale to the end user in the Territory. All deliveries shall be Ex Works Manufacturing Plant location.

          3.3  Schedule A (attached) sets forth-minimum yearly commitment amounts of product to be purchased by Distributor from Supplier. [*]

          Ninety (90) days prior to the start of the contract year, Distributor will provide Supplier with a twelve (12) month forecast of anticipated product purchases by month. The twelve (12) month forecast will be updated each ninety (90) days to facilitate Supplier's planning.

          Distributor shall place a firm stocking purchase order for a total of at least [*] to be delivered on or before [*] and invoiced on [*] . This particular order to be paid for by Distributor on or before [*]. A second purchase order for [*] shall be placed for [*] shipment.

          Monthly purchase orders will be issued by Distributor to Supplier sixty (60) days in advance.

          3.4  Terms are 60 (sixty) days ex-works the Supplier's manufacturer or warehouse. Distributor shall make payments to Supplier within sixty (60) days following invoice of products ordered by Distributor. Invoice will not be issued by Supplier until Product is manufactured and ready for shipment with proper notification of availability provided to Distributor. Distributor agrees and understands that interest will be charged for all amounts not paid within sixty (60) days from date of invoice. The interest will be 2% per month, plus an additional incremental rate of 1.5% per month for amounts not paid within one hundred twenty (120) days from date of shipment. [*]

          3.5  Supplier provides the Limited Warranty as described in Schedule C.

          3.6  Prices shown in Schedule D may be revised by Supplier annually on the anniversary date of this agreement following sixty (60) days prior written notice to Distributor by Supplier.

          3.7  Supplier shall have Distributor named as an additional insured under Supplier's Product Liability Insurance policy at all times during the term of this Agreement

          3.8  Upon termination of the Agreement, Distributor shall purchase from Supplier all unused labels and product inventory that has been manufactured subject to a purchase order issued by the Distributor.

  4.    Promotional Activities

          4.1  Distributor shall undertake such advertising and promotional activity relating to Products as is deemed appropriate by Distributor to actively promote sales. Such advertising and promotional activity shall be solely at Distributor's expense unless otherwise agreed to in writing by Supplier. All advertising and promotional materials developed by Distributor shall be in accordance with descriptions of Products provided by Supplier and, to the best of Distributor's knowledge, shall be accurate in all material respects. Upon request, Supplier shall have the right to review and approve all advertising and promotional materials developed by Distributor. Such approval will not be unreasonably withheld and will automatically be given if Supplier does not respond to the request within fourteen (14) working days.

          4.2  Distributor's marketing plans shall be provided to Supplier annually on or before the start of each contract year. A list of major meetings, annual shows, seminars and training programs at which Supplier's participation is desired shall be submitted ninety (90) days in advance by Distributor.

          4.3  A tabulation of Distributor sales by Product and Territory shall be provided by Distributor to Supplier at the end of each fiscal quarter.

          4.4  Distributor shall not undertake any advertising or promotional activity relating to the Products until after August 15, 2002.

  5.    Term and Termination

          5.1  This Agreement may be terminated by either party, effective immediately upon notice to the other, in the event the party to which such notice is sent becomes the subject of any bankruptcy or insolvency proceedings. This Agreement may also be terminated by Supplier effective immediately in the event Distributor is delinquent in payment of invoices, as defined by paragraph 3.4, by more than thirty (30) days.

          5.2  In any case where a party claims the other party is in breach of the provisions of this Agreement (other than a failure to purchase at least the commitment amounts set forth in Schedule A), the injured party shall give written notice of the breach. The party in breach must commence curing the breach within sixty (60) days of receiving notice thereof. If the breach is not cured within one hundred and twenty (120) days, this Agreement may be terminated by the party claiming breach.

          5.3  The provisions of Sections 2.2, 2.6, and 7 and any accrued obligations shall survive termination of this Agreement.

          5.4  No later than six (6) months prior to expiration of this Agreement, Distributor and Supplier shall meet to discuss their intentions regarding a new or extended agreement.

  6.    Applicable Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of its or any other jurisdiction's choice of law principles. The 1980 U.N. Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Settlement of disputes relating to this Agreement shall be resolved according to the Rules of Arbitration of the International Chamber of Commerce.

  7.    Confidential Information

            (a)  Supplier and Distributor agree, with respect to any confidential information received from the other and identified as confidential information, that:

              (i)    the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without the prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

              (ii)  receiving party shall not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

            (b)  Neither party shall have any obligation with respect to any information disclosed by the other party:

              (i)    which is already in the possession of the receiving party at the time of its receipt from the disclosing party;

              (ii)  which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party; or

              (iii)  which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

            (c)  Upon expiration or termination of this Agreement, Distributor and Supplier shall each, upon the written request of the other, return or destroy all materials, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to Section 7.1. Each may, however, retain for legal archival purposes only, one (1) copy of all such material.

            (d)  The provisions of this Section 7 and Section 2.2 (b) shall survive termination of this Agreement and remain in full force and effect for a period of three (3) years following termination as to any item of confidential information.

  8.    Miscellaneous

          8.1  This Agreement constitutes the entire agreement between Distributor and Supplier and may be amended only by a written document signed by both parties hereto.

          8.2  All notices, requests or other communications under this Agreement shall be given in the English language and will be deemed properly given if in writing and delivered in person, sent via international courier service or by confirmed facsimile transmission to the intended recipient at the address specified below, or to such other address as a party may specify in writing:

If to Supplier:	Alcide Corporation
Attn.: John Richards 8561 154th Avenue N.E. Redmond, WA 98052 U.S.A.
If to Distributor:	Agri-Lloyd International LTD
Attn.: David Haythornthwaite Glendower Road, Leominster Herefordshire HR6 ORL UK

          8.3  The failure by either party to enforce any term or provision of this Agreement shall not constitute a waiver of the same.

          8.4  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and one and the same document.

          8.5  The rights of Distributor hereunder shall not be assigned or transferred, either voluntarily or by operation of law, without the prior written consent of Supplier, nor shall the duties of Distributor hereunder be delegated in whole or in part. Any such assignment, transfer or delegation shall be of no force or effect. Any change in control of Distributor shall be deemed an impermissible assignment and entitle Supplier to terminate this Agreement. This Agreement shall be binding upon and inure to the benefit of Supplier, its successors and assigns.

          8.6  If any provision of this Agreement is or becomes invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and for the invalid, illegal or unenforceable provision shall be substituted a valid, legal and enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

          8.7  Distributor shall comply with all applicable laws and regulations in performing under this Agreement, including the U.S. Foreign Corrupt Practices Act.

        Neither party shall be responsible for non-performance or delay in performance arising from force majeure except the term of this Agreement shall not be extended as a consequence thereof. Force Majeure shall be deemed to include, but not be limited to, those circumstances, if any, whereby Distributor shall be prevented from meeting minimum purchase requirements set forth in Schedule A as a consequence of acts and omissions of Supplier.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ALCIDE CORPORATION ("Supplier")		Agri-Lloyd International LTD (Distributor)
By:	/s/ James L. Winter	By:	/s/ David Haythornthwaite
Its:	Corporate Vice President	Its:	Chairman

SCHEDULE A

(1) Contract Term
(2) Commitments to purchase product
(1)
The Contract Term shall be a three-year period commencing June 1, 2002, and ending May 31, 2005.

(2)
The Contract can be automatically renewed for a period of two-years until May 31, 2007 if the Annual Purchase volume as stated in Schedule A for Year 3 has been met by Distributor.

(3)
Product to be purchased by Distributor from Supplier for the Territory during the periods after commencement of the Contract Term are as follows:

UK	Annual Purchase
Contract Year
Year 1	[*]
Year 2	[*]
Year 3	[*]
Year 4	[*]
Year 5	[*]

SCHEDULE B

Territory

UK

Ireland

SCHEDULE C

Limited Warranty

        Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects and is as described in all labeling affixed hereto. Alcide's sole obligation under this warranty and buyer's sole remedy for any defect or failure to meet such requirements or labeling shall be limited to replacement without cost (except all costs for shipping and handling which shall be Distributor's responsibility) of any quantity of the Product sold.

        THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION HEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND ANY REMEDIES OR LIABILITIES FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES). BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT ALCIDE CORPORATION MAKES NO WARRANTIES OTHER THAN ON THE FACE HEREOF.

SCHEDULE D

1.
Standard pricing—[*]

PRODUCT	SIZE of Units	PRICE $/Gallon
UDDERgold	[*]	[*]
UDDERgold Platinum	[*]	[*]
DIPPINgold	[*]	[*]
2.
[*]

3.
[*]

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  Exhibit 10.34
DISTRIBUTOR AGREEMENT
SCHEDULE A
SCHEDULE B
SCHEDULE C Limited Warranty
SCHEDULE D